EXHIBIT 23.6


                          CONSENT OF PIPER JAFFRAY, INC.



                We hereby consent to the use of our name in the Proxy Statement of Arvig forming part of the Registration Statement on Form S-4 of Telephone and Data Systems, Inc. and to the inclusion of our opinion as Annex B to such Proxy Statement.

                In giving the foregoing consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.



                                                          PIPER JAFFRAY, INC.



    Minneapolis, Minnesota
    April 20, 1994